VSE Corporation Announces First Quarter 2025 Results
Record Revenue and Profitability
Reaffirms 2025 Guidance

MIRAMAR, FLORIDA, May 6, 2025 - VSE Corporation (NASDAQ: VSEC, "VSE", or the "Company"), a leading provider of aviation aftermarket distribution and repair services, announced today results for the first quarter 2025.

FIRST QUARTER 2025 RESULTS(1)
(As compared to the First Quarter 2024)

▪Total Revenues of $256.0 million increased 57.7%
▪GAAP Net Income of $14.0 million increased 152.0%
▪GAAP EPS (Diluted) of $0.67 increased 91.4%
▪Adjusted EBITDA(2) of $40.4 million increased 60.0%
▪Adjusted Net Income(2) of $16.2 million increased 125.1%
▪Adjusted EPS (Diluted)(2) of $0.78 increased 73.3%

1 From continuing operations
2 Non-GAAP measures, which reflect a change in the definition of Adjusted EBITDA. See additional information at the end of this release regarding non-GAAP financial measures

MANAGEMENT COMMENTARY
"We proudly delivered record revenue and profitability in the first quarter and completed a critical chapter in our multi-year strategic transformation into a pure-play aviation aftermarket parts and services provider," said John Cuomo, President and CEO of VSE Corporation. "With the divestiture of our Fleet segment, VSE is now a more focused, higher-growth, and higher-margin aviation business, positioned to create exceptional value for our customers, suppliers, employees, and shareholders."

Mr. Cuomo continued, "Our first quarter performance reflects strong, balanced contributions across our distribution and maintenance, repair, and overhaul (“MRO”) businesses, solid execution within our OEM licensed manufacturing program, and the early success of our recent Turbine Controls (“TCI”) and Kellstrom Aerospace (“Kellstrom”) acquisitions, both of which are integrating well and delivering on synergy expectations. In addition, we are pleased to welcome the Turbine Weld Industries ("Turbine Weld") team to VSE. This recent acquisition expands VSE’s technical and proprietary MRO capabilities across key business and general aviation engine platforms.”

"Looking ahead to the balance of 2025, we are accelerating the integration of our recent acquisitions, expanding our organic growth pipeline and adding new product lines and repair capabilities," concluded Mr. Cuomo. "With strong end-market demand and a clear focus on execution, we are well-positioned for sustained, above-market growth."

"Our strong first quarter financial performance, the sale of our Fleet segment, and our recent debt refinancing, have further strengthened our balance sheet and financial position, allowing us to focus on executing on our strategic initiatives in 2025," added Adam Cohn, Chief Financial Officer of VSE Corporation. "For the balance of the year, we remain committed to optimizing operations, improving working capital, and driving stronger free cash flow."

RECENT DEVELOPMENTS

•FLEET DIVESTITURE: In April 2025, VSE completed the sale of its Fleet business segment, Wheeler Fleet Solutions, to One Equity Partners for up to $230 million in total consideration, including up to $65 million in additional contingent earn-out consideration. The sale of the Fleet segment marked the completion of VSE's strategic transformation into a pure-play aviation aftermarket parts and services provider.

•TURBINE WELD ACQUISITION: On May 1, 2025, VSE acquired Turbine Weld, a specialized MRO provider of complex technical and proprietary engine components for business and general aviation

("BG&A") platforms. VSE acquired Turbine Weld for a total consideration of approximately $50 million in cash, subject to working capital adjustments.

•SIGNED 5-YEAR AUTHORIZED SERVICE AGREEMENT WITH EATON: In April 2025, VSE signed an agreement with Eaton to provide repair and overhaul on hydraulic components for large commercial transport and regional aircraft. Under this agreement, VSE will be the first authorized service center for Eaton's aerospace business across the Americas.

•COMPLETED REFINANCING OF TERM LOAN A AND REVOLVER: VSE entered into a new $300 million Term Loan A and $400 million revolving credit facility, both maturing on May 2, 2030. The new debt agreement provides a lower interest rate, greater flexibility and increased borrowing capacity. These loan facilities replace the Company’s previous debt arrangements, which were scheduled to mature in October 2026.

FIRST QUARTER SEGMENT RESULTS
Aviation segment revenue increased 58% year-over-year to a record $256.0 million in the first quarter of 2025. The year-over-year revenue increase was attributable to strong end-market activity, the expansion of previously awarded distribution agreements, new product expansion, new repair capabilities, and contributions from recent acquisitions. Aviation distribution and repair revenue increased 49% and 76%, respectively, in the first quarter of 2025, versus the prior-year period. The Aviation segment reported operating income of $31.5 million in the first quarter, compared to $22.3 million in the same period of 2024. Segment Adjusted EBITDA increased by 52% in the first quarter to $43.3 million, versus $28.4 million in the prior-year period. Adjusted EBITDA margin was 16.9%, a decrease of approximately 60 basis points versus the prior-year period, driven primarily by near-term margin dilutive revenue contributions from recent acquisitions.

FINANCIAL RESOURCES AND LIQUIDITY
As of March 31, 2025, the Company had $158 million in cash and unused commitment availability under its $350 million revolving credit facility maturing in October 2026. As of March 31, 2025, VSE had a total net debt outstanding of $459 million. Pro forma the sale of the Fleet business, which was completed on April 1, 2025, adjusted net leverage was approximately 2.2x.

GUIDANCE

VSE is reaffirming its full-year 2025 Aviation revenue and Adjusted EBITDA margin guidance as follows:
•Full-year 2025 revenue growth is expected to be 35% to 40%, as compared to the prior year, to reflect both current business performance and current year contributions from the TCI and Kellstrom acquisitions. The partial year contribution from the acquisition of Turbine Weld is not expected to have a material impact on revenue.
•Aviation segment full-year 2025 Adjusted EBITDA margin is expected to be between 16% to 17%, which includes an approximate 50 basis point positive impact associated with the stock-based compensation adjustment.
•Guidance does not assume further tariff escalation or a global recession.

FIRST QUARTER RESULTS

	Three months ended March 31,
(in thousands, except per share data)	2025	2024	% Change
Revenues	$256,045	$162,383	57.7%
Operating income	$24,504	$15,643	56.6%
Net income from continuing operations	$13,968	$5,542	152.0%
EPS (Diluted)	$0.67	$0.35	91.4%

FIRST QUARTER SEGMENT RESULTS

Following the divestiture of the Fleet segment, the Company operates under a single reportable operating segment. The reconciliation below provides transitional disclosure of Aviation's results for the three months ended March 31, 2025 and 2024 to support comparability with prior period disclosures.

	Three months ended March 31,
(in thousands)	2025	2024	% Change
Revenues:
Aviation	$256,045	$162,383	57.7%

Operating income:
Operating income	$24,504	$15,643	56.6%
Unallocated corporate costs	7,020	6,667	5.3%
Aviation	$31,524	$22,310	41.3%

NON-GAAP MEASURES

In addition to the financial measures prepared in accordance with generally accepted accounting principles ("GAAP"), this earnings release also contains Non-GAAP financial measures. These measures provide useful information to investors, and a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these Non-GAAP measures is included in the supplemental schedules attached.

NON-GAAP FINANCIAL INFORMATION

Adjusted Net Income from Continuing Operations and Adjusted EPS

	Three months ended March 31,
(in thousands)	2025	2024	% Change
Net income from continuing operations	$13,968	$5,542	152.0%
Adjustments to income from continuing operations:
Acquisition, integration and restructuring costs	2,865	2,184	31.2%
Divestiture-related restructuring costs	63	—	—%
	16,896	7,726	118.7%
Tax impact of adjusted items	(731)	(545)	34.1%
Adjusted net income from continuing operations	$16,165	$7,181	125.1%
Weighted average dilutive shares	20,740	15,940	30.1%
Adjusted EPS (Diluted)	$0.78	$0.45	73.3%

EBITDA and Adjusted EBITDA

	Three months ended March 31,
(in thousands)	2025	2024	% Change
Net income from continuing operations	$13,968	$5,542	152.0%
Interest expense	7,939	9,190	(13.6)%
Income taxes	2,597	911	185.1%
Amortization of intangible assets	6,134	3,350	83.1%
Depreciation and other amortization	3,040	1,761	72.6%
EBITDA	33,678	20,754	62.3%
Acquisition, integration and restructuring costs	2,865	2,184	31.2%
Divestiture-related restructuring costs	63	—	—%
Stock-based compensation	3,747	2,276	64.6%
Adjusted EBITDA	$40,353	$25,214	60.0%

Adjusted EBITDA Summary
(in thousands)	Three months ended March 31,
	2025	2024	% Change
Aviation	$43,325	$28,426	52.4%
Adjusted Corporate costs (1)	(2,972)	(3,212)	(7.5)%
Adjusted EBITDA	$40,353	$25,214	60.0%

(1) Includes certain adjustments not directly attributable to the Aviation segment.

Segment EBITDA and Adjusted EBITDA

	Three months ended March 31,
(in thousands)	2025	2024	% Change
Aviation
Operating income	$31,524	$22,310	41.3%
Depreciation and amortization	9,166	4,933	85.8%
EBITDA	40,690	27,243	49.4%
Acquisition, integration and restructuring costs	1,344	435	209.0%
Stock-based compensation	1,291	748	72.6%
Adjusted EBITDA	$43,325	$28,426	52.4%

Free Cash Flow (1)

	Three months ended
(in thousands)	March 31, 2025	December 31, 2024
Net cash used in operating activities	$(46,632)	$55,375
Capital expenditures	(2,875)	(3,265)
Free cash flow	$(49,507)	$52,110
(1) Amounts include the results of both continuing and discontinued operations.

Net Debt

(in thousands)	March 31, 2025	December 31, 2024
Principal amount of debt	$467,000	$432,500
Debt issuance costs	(1,994)	(2,327)
Cash and cash equivalents	(5,711)	(29,030)
Net Debt	$459,295	$401,143

Net Leverage Ratio

($ in thousands)	March 31, 2025		December 31, 2024
Net Debt	$459,295		$401,143
TTM Adjusted EBITDA (1)	$132,267		$136,294
Net Leverage Ratio	3.5	x	2.9	x

TTM Acquisition Adjusted EBITDA (2)	$146,876		$158,752
Adjusted Net Leverage Ratio (3)	2.2	x	2.5	x
(1) TTM Adjusted EBITDA is defined as Adjusted EBITDA for the most recent twelve (12) month period. TTM Adjusted EBITDA and Cash and cash equivalents for the period ended December 31, 2024 do not include any adjustment to reclassify amounts from the Fleet segment.
(2) TTM Acquisition Adjusted EBITDA includes pre-acquisition portion of EBITDA for the trailing twelve months that is not included in historical results.
(3) Adjusted Net Leverage Ratio as of March 31, 2025 includes a $140 million reduction of net debt. This amount represents the initial cash proceeds from the Fleet sale in April 2025, which were utilized to pay down existing borrowings.

The non-GAAP Financial Information set forth in this document is not calculated in accordance with GAAP under SEC Regulation G. We consider Adjusted Net Income, Adjusted EPS (Diluted), EBITDA, Adjusted EBITDA, net debt and free cash flow as non-GAAP financial measures and important indicators of performance and useful metrics for management and investors to evaluate our business' ongoing operating performance on a consistent basis across reporting periods. These non-GAAP financial measures, however, should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP. Adjusted Net Income represents Net Income adjusted for acquisition-related costs, other discrete items, and related tax impact. Adjusted EPS (Diluted) is computed by dividing net income, adjusted for the discrete items as identified above and the related tax impacts, by the diluted weighted average number of common shares outstanding. EBITDA represents net income before interest expense, income taxes, amortization of intangible assets and depreciation and other amortization. Adjusted EBITDA represents EBITDA (as defined above) adjusted for discrete items as identified above. Adjusted EBITDA Pro Forma represents Adjusted EBITDA plus the pre-acquisition portion of EBITDA for the trailing twelve months. Net debt is defined as principal amount of debt less debt issuance costs and less cash and cash equivalents. Free cash flow represents operating cash flow less capital expenditures. Pro Forma Net leverage ratio is calculated as net debt divided by trailing twelve month Adjusted EBITDA Pro Forma.
The Company has presented forward-looking statements regarding Adjusted EBITDA margin. This non-GAAP financial measure is derived by excluding certain amounts, expenses or income, from the corresponding financial measure determined in accordance with GAAP. The determination of the amounts that are excluded from this non-GAAP financial measure is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period in reliance on the exception provided by item 10(e)(1)(i)(B) of Regulation S-K. We are unable to present a quantitative reconciliation of forward-looking Adjusted EBITDA margin to its most directly comparable forward-looking GAAP financial measure because such information is not available, and management cannot reliably predict all of the necessary components of such GAAP measure without unreasonable effort or expense. In addition, we believe such reconciliation would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the company's future financial results. This non-GAAP financial measure is a preliminary estimate and is subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between the company's actual results and preliminary financial data set forth above may be material.

CONFERENCE CALL

A conference call will be held Wednesday, May 7, 2025 at 8:30 A.M. ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of VSE’s website at https://ir.vsecorp.com. To listen to the live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.

To participate in the live teleconference:

Domestic Live:	(833) 821-4559
International Live:	(412) 652-1259
Audio Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1712518&tp_key=83dc2e513d

To listen to a replay of the teleconference through May 21, 2025:

Domestic Replay:	(844) 512-2921
International Replay:	(412) 317-6671
Replay PIN Number:	10197890

ABOUT VSE CORPORATION

VSE is a leading provider of aviation distribution and repair services for the commercial and business and general aviation (BG&A) aftermarkets. Headquartered in Miramar, Florida, VSE is focused on significantly enhancing the productivity and longevity of its customers' high-value, business-critical assets. VSE’s aftermarket parts distribution and maintenance, repair, and overhaul (MRO) services support engine component and engine and airframe accessory part distribution and repair services for commercial and BG&A operators. For more detailed information, please visit VSE's website at www.vsecorp.com.

Please refer to the Form 10-Q that will be filed with the Securities and Exchange Commission ("SEC") on or about May 7, 2025 for more details on our first quarter 2025 results. Also, refer to VSE’s Annual Report on Form 10-K for the year ended December 31, 2024 for further information and analysis of VSE’s financial condition and results of operations. VSE encourages investors and others to review the detailed reporting and disclosures contained in VSE’s public filings for additional discussion about the status of customer programs and contract awards, risks, revenue sources and funding, dependence on material customers, and management’s discussion of short- and long-term business challenges and opportunities.

FORWARD LOOKING STATEMENTS

This document contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause VSE’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this document. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company can give no assurance that actual results will not differ materially from these expectations. “Forward-looking” statements, as such term is defined by the SEC in its rules, regulations and releases, represent the Company's expectations or beliefs, including, but not limited to, statements concerning the Company's operations, economic performance, financial condition, growth and acquisition strategies, investments and future operational plans. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “forecast,” “seek,” “plan,” “predict,” “project,” “could,” “estimate,” “might,” “continue,” “seeking” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond the Company's control, and actual results may differ materially depending on a variety of important factors, including, but not limited to, factors identified in the Company's reports filed or expected to be filed with the SEC including the Annual Report on Form 10-K for the year ended December 31, 2024. All forward-looking statements made herein are qualified by these cautionary statements and risk factors and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Readers are cautioned not to place undue reliance on these forward looking-statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

INVESTOR CONTACT

Michael Perlman
VP, Investor Relations & Treasury
T: (954) 547-0480 M: (561) 281-0247
investors@vsecorp.com

VSE Corporation and Subsidiaries
Unaudited Consolidated Balance Sheets
(in thousands except share and per share amounts)

	March 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$5,711	$29,505
Receivables (net of allowance of $4.6 million and $4.1 million, respectively)	169,532	158,104
Contract assets	30,879	29,960
Inventories	441,455	434,059
Prepaid expenses and other current assets	61,770	30,899
Current assets held-for-sale	259,511	282,820
Total current assets	968,858	965,347
Property and equipment (net of accumulated depreciation of $23.9 million and $21.3 million, respectively)	71,175	71,041
Intangible assets (net of accumulated amortization of $80.3 million and $82.7 million, respectively)	191,023	197,157
Goodwill	423,576	428,263
Operating lease right-of-use assets	45,223	43,225
Other assets	33,127	37,597
Total assets	$1,732,982	$1,742,630

Liabilities and Stockholders' equity
Current liabilities:
Current portion of long-term debt	$5,625	$30,000
Accounts payable	140,780	145,492
Accrued expenses and other current liabilities	46,793	52,749
Dividends payable	2,067	2,059
Current liabilities held-for-sale	53,034	68,200
Total current liabilities	248,299	298,500
Long-term debt, less current portion	459,381	400,173
Deferred compensation	7,212	7,262
Long-term operating lease obligations	39,346	39,498
Other long-term liabilities	3,000	9,011
Total liabilities	757,238	754,444
Commitments and contingencies
Stockholders' equity:
Common stock, par value $0.05 per share, authorized 23,000,000 shares; issued and outstanding 20,669,684 and 20,590,496, respectively	1,033	1,030
Additional paid-in capital	591,650	591,600
Retained earnings	381,443	392,484
Accumulated other comprehensive income	1,618	3,072
Total stockholders' equity	975,744	988,186
Total liabilities and stockholders' equity	$1,732,982	$1,742,630

VSE Corporation and Subsidiaries

Unaudited Consolidated Statements of Operations
(in thousands except share and per share amounts)

	For the three months ended March 31,
	2025	2024
Revenues:
Products	$160,551	$108,023
Services	95,494	54,360
Total revenues	256,045	162,383

Costs and operating expenses:
Products	136,867	92,661
Services	86,229	47,804
Selling, general and administrative expenses	2,311	2,925
Amortization of intangible assets	6,134	3,350
Total costs and operating expenses	231,541	146,740
Operating income	24,504	15,643

Interest expense, net	7,939	9,190
Income from continuing operations before income taxes	16,565	6,453
Provision for income taxes	2,597	911
Net income from continuing operations	13,968	5,542
Loss from discontinued operations, net of tax	(22,941)	(12,153)
Net loss	$(8,973)	$(6,611)

Earnings (loss) per share:
Basic
Continuing operations	$0.68	$0.35
Discontinued operations	(1.11)	(0.77)
	$(0.43)	$(0.42)

Diluted
Continuing operations	$0.67	$0.35
Discontinued operations	(1.11)	(0.76)
	$(0.44)	$(0.41)

Weighted average shares outstanding:
Basic	20,617,949	15,783,915
Diluted	20,740,319	15,939,950

Dividends declared per share	$0.10	$0.10

VSE Corporation and Subsidiaries

Unaudited Consolidated Statements of Cash Flows
(in thousands)

	For the three months ended March 31,
	2025	2024
	(a)	(a)
Cash flows from operating activities:
Net loss	$(8,973)	$(6,611)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,905	5,945
Amortization of debt issuance cost	332	332
Deferred taxes	(5,764)	(3,763)
Stock-based compensation	3,522	2,498
Impairment and loss on sale of business segments	33,952	16,867
Loss on sale of property and equipment	10	421
Changes in operating assets and liabilities, net of impact of acquisitions:
Receivables	(19,393)	(24,604)
Contract assets	(920)	7,823
Inventories	(6,359)	(19,911)
Prepaid expenses and other current assets and other assets	(29,910)	(17,381)
Operating lease assets and liabilities, net	372	(166)
Accounts payable and deferred compensation	(10,892)	(25,676)
Accrued expenses and other liabilities	(12,514)	(14,834)
Net cash used in operating activities	(46,632)	(79,060)
Cash flows from investing activities:
Purchases of property and equipment	(2,875)	(7,729)
Proceeds from the sale of business segment	2,746	41,137
Net cash (used) provided in investing activities	(129)	33,408
Cash flows from financing activities:
Borrowings on bank credit facilities	74,489	211,082
Repayments on bank credit facilities	(39,989)	(159,135)
Payment of taxes for equity transactions	(4,201)	(2,079)
Dividends paid	(2,060)	(1,577)
Net cash provided by financing activities	28,239	48,291
Net (decrease) increase in cash and cash equivalents	(18,522)	2,639
Cash and cash equivalents, beginning of period	29,030	7,930
Cash and cash equivalents, end of period	$10,508	$10,569

(a) The cash flows related to discontinued operations and held-for-sale assets and liabilities have not been segregated, and remain included in the major classes of assets and liabilities. Accordingly, the Consolidated Statements of Cash Flows include the results of continuing and discontinued operations.